EXHIBIT 10.22

AMENDMENT NUMBER 13 TO THE
TEXAS REGIONAL BANCSHARES, INC.
EMPLOYEE STOCK OWNERSHIP PLAN (WITH 401(K) PROVISIONS)

   Texas Regional Bancshares, Inc., a corporation organized and operating under the laws of the State of Texas, and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Corporation"), hereby adopts the following amendments to the Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions) (the "Plan"), effective as of April 1, 2000:

   WHEREAS, the Plan is a stock bonus plan and also has a cash or deferred arrangement ("CODA") that is qualified under Internal Revenue Code section 401(k); and

   WHEREAS, the Plan currently requires that an employee complete one (1) year of service with the Corporation and/or certain other corporations that have been merged with or acquired by the Corporation prior to being eligible to participate in both the stock bonus portion of the Plan and the CODA; and

   WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interest of the participants and beneficiaries of the Plan to reduce the service requirement for eligibility to participate in the CODA from one (1) year of service to three (3) months of service;

   NOW THEREFORE, IT IS HEREBY AGREED THAT the Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions) (the "Plan"), is hereby amended effective as of April 1, 2000 (the "Effective Date"), as follows:

   1. AMENDMENT RELATED TO ELIGIBILITY TO PARTICIPATE IN CODA. Section 3(a) of the Plan is hereby amended in its entirety to state as follows:

      All Employees who are currently participating in the Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) Provisions) as of the Effective Date shall continue to participate in the Plan. Each other Employee, who has attained age twenty-one (21) shall become a Participant in the 401(k) and 401(m) provisions of the Plan and shall be eligible to make Salary Reduction Contributions and receive Employer Discretionary Matching Contributions to the Plan on the first day of the calendar month following his completion of three (3) consecutive months of Service in which he is credited with at least 250 Hours of Service. Additionally, each other Employee shall become eligible to begin receiving Employer Discretionary Basic Contributions and Employer Discretionary Optional Contributions on the January 1st or July 1st, whichever the case may be, following his initial date of Service (the date an Employee is first credited with an Hour of Service), provided that the Employee has attained age twenty-one (21) and completed twelve (12) consecutive months of Service in which he is credited with at least 1000 Hours of Service during an eligibility computation period. For this purpose, the initial eligibility computation period shall be the period of twelve (12) consecutive months beginning on the Employee's initial date of Service and thereafter shall be any twelve (12) consecutive month period commencing on January 1st and July 1st subsequent to his initial date of Service. Each succeeding eligibility computation period will begin with the Plan Year which includes the first anniversary of an Employee's employment commencement date, in which case an Employee will be credited with a year of eligibility Service in each computation period that he completes at least 1000 Hours of Service.

   2. AMENDMENT RELATED TO ELIGIBILITY TO PARTICIPATE IN EMPLOYER
DISCRETIONARY MATCHING CONTRIBUTIONS. Section 3(b) of the Plan is hereby amended in its entirety to state as follows:

      A Participant is generally entitled to share in the allocations of Employer Contributions and Forfeitures only for a Plan Year in which he is credited with at least 1,000 Hours of Service (or in the case of Employer Discretionary Matching Contributions, as described in Section 3(a) above) and in which he was an Employee (or on Approved Absence) on the Anniversary Date. In the event the preceding sentence causes the Plan to benefit fewer than 49 Employees or cause the number of Employees benefiting under the Plan to be less than forty percent (40%) of all

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      Employees of the Employer (if the Employer employs less than 125
      Employees), each Participant shall share in the allocations of Employer Contributions and Forfeitures for a Plan Year in which he did not incur a Break in Service. A Participant shall also share in the allocations of Employer Contributions for the Plan Year of his retirement, disability or death (as provided in Sections 11 and 12).

   3. AMENDMENT RELATED TO EMPLOYER DISCRETIONARY MATCHING CONTRIBUTIONS.
Section 4.1(a)(2) of the Plan is amended in its entirety to state as follows:

      An Employer Discretionary Matching Contribution, in an amount determined at the sole discretion of the Board of Directors, on behalf of each Participant up to a maximum of one hundred percent (100%) of the Participant's Salary Reduction Contributions, provided, however, that the maximum Employer Matching Contribution shall be based on a Participant's Salary Reduction Contribution of up to four percent (4%) of such Participant's Compensation. For this purpose, a Participant's Compensation for the first year of his eligibility to participate in the section 401(k) and 401(m) provisions of the Plan shall be the Compensation of the Participant from the date of his initial Salary Reduction Contributions to the end of the Plan Year. As provided in Section 12(a), the interests of a Participant in the Employer Marching Contributions allocated to his account will always be 100% vested.


   4. AMENDMENT RELATED TO EMPLOYEE SALARY REDUCTION CONTRIBUTIONS. Section 4.2(a), (b) and (c) of the Plan is hereby amended in its entirety to state as follows:

   (a) A Participant may authorize his Employer to contribute to the Trust on his behalf Salary Reduction Contributions. Such Salary Reduction Contributions shall be stated as a whole percentage, and shall not be less than 1%, or more than 15%, of the Participant's Compensation. The total amount of Salary Reduction Contributions for any Plan Year shall not exceed $7,000, multiplied by any cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code. Any Salary Reduction Contribution in excess of the aforementioned limitation, plus income allocable thereto, shall be returned to the Participant no later than the first April 15 following the close of the tax year in which such contributions were made.

    (b) Each Participant electing to have his Employer contribute Salary Reduction Contributions on his behalf during the Plan Year shall file a written notice with the Plan Administrator at least thirty (30) days prior to the first calendar day of the month in which he becomes eligible to participate in the cash or deferred arrangement (section 401(k) arrangement) of the Plan and intends such election to take effect. This requirement shall be waived on adoption of the Plan and each Participant shall be given a reasonable time to elect Salary Reduction Contributions. Such written notice shall contain an election of the percentage of his Compensation to be contributed and authorization for his Employer to reduce his Compensation by such amount. Salary Reduction Contributions may be suspended at any time by giving prior written notice. After suspension, the Participant shall not be eligible for further Salary Reduction Contributions until the beginning of the next Plan Year. A Participant may change the percentage of his Salary Reduction Contributions only as of the January 1st or July 1st of any Plan Year, but upon not less than thirty (30) days prior written notice. A Participant shall be fully vested at all times in the portion of his Account from Salary Reduction Contributions.

    (c) For any Plan Year, the Committee shall have the right to limit or reduce the Salary Reduction Contributions of the Highly Compensated Participants in order to insure that the Maximum Contribution Percentage Limit under Code Section 401(k) is not exceeded. Furthermore, in accordance with Regulation 1.401(k)-1(f), the Employer may make additional Employer Discretionary Basic Contributions and/or Employer Discretionary Matching Contributions or may redistribute or recharacterize such contributions made during the Plan Year in order to provide that the Maximum Deferral Percentage Limit under Code Section 401(k) is not exceeded. The Maximum Deferral Percentage Limit, under Code Section 401(k) is equal to the greater of Limit 1 or Limit 2:

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      LIMIT 1. The actual deferral percentage of the highly compensated participants may not exceed one hundred twenty-five percent (125%) of the actual deferral percentage of all other participants; or

      LIMIT 2. The Actual Deferral Percentage of the Highly Compensated
               Participants may not exceed the lesser of:

               (a) The Actual Deferral Percentage of all other Participants, plus two percent (2%); or

               (b) The Actual Deferral Percentage of all other Participants, multiplied by two hundred percent (200%).

      Actual Deferral Percentage with respect to any specific group of Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in such group) of (A) the amount of Salary Reduction Contributions paid into the Trust Fund on behalf of each Participant for the portion of such Plan Year during which a Participant is eligible to make Salary Reduction Contributions to (B) the Participant's Compensation for such Plan Year. In the case of a Highly Compensated Participant who is eligible to have Salary Reduction Contributions paid into a trust fund to his account under two or more plans maintained by the Employer, the Actual Deferral Percentage shall be determined as if all such Salary Reduction Contributions were made under a single arrangement.

      Recharacterized excess contributions will remain subject to the nonforfeitability requirements and distribution limitations that apply to Salary Reduction Contributions.

      The income allocable to excess contributions is equal to the sum of the allocable gain or loss for the Plan Year end, if the Plan so provides, the allocable gain or loss for the period between the end of the Plan Year and the date of distribution (the "Gap Period"). The determination of income for excess contributions will be determined under the method in Section 6(i).

      Employer Discretionary Basic Contributions and Employer Discretionary Matching Contributions may be treated as Salary Reduction Contributions for purposes of the actual deferral percentage test of 401(k) only if such contributions are nonforfeitable when made and subject to the same distribution restrictions that apply to Salary Reduction Contributions. Employer Discretionary Basic Contributions and Employer Discretionary Matching Contributions which may be treated as Salary Reduction Contributions must satisfy these requirements without regard to whether they are actually taken into account as Salary Reduction Contributions.

      Employer Discretionary Basic Contributions and/or Employer Discretionary Matching Contributions may be treated as Salary Reduction Contributions only if the conditions described in Section 1.401(k)-1(b)(5) of the Regulations are satisfied.

      Excess contributions will not be recharacterized with respect to a Highly Compensated Participant to the extent that the recharacterized amounts, in combination with employee contributions actually made by the Employee, exceed the maximum amount of employee contributions (determined prior to applying Section 401(m)(2)(A) of the Code) that the Employee is permitted to make under the Plan in the absence of recharacterization.


IN WITNESS WHEREOF, the undersigned a duly authorized officer of Texas Regional Bancshares, Inc., hereby certifies the adoption of this Amendment Number 13 of the Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions) effective as of April 1, 2000.

                                       TEXAS REGIONAL BANCSHARES, INC.



                                       By: /S/ G.E. RONEY
                                          --------------------------------------
                                       Glen E. Roney,
                                       Chairman of the Board and
                                       Chief Executive Officer

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AGREED TO AND ACCEPTED BY:




/S/ G.E. RONEY             , Trustee
---------------------------
G. E. Roney



/S/ MORRIS ATLAS           , Trustee
---------------------------
Morris Atlas



/S/ FRANK N. BOGGUS        , Trustee
---------------------------
Frank N. Boggus

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